UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California		95054-1549
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 9, 2017, Intel Corporation (“Intel”) presented business and financial information to institutional investors, analysts, members of the press and the general public at a publicly available webcast meeting (the “Investor Meeting”). Attached hereto as exhibits and incorporated by reference herein are the Investor Meeting presentations made by: (1) Brian Krzanich, Chief Executive Officer; (2) Dr. Venkata S.M. (“Murthy”) Renduchintala, Executive Vice President; President, Client and Internet of Things Businesses and System Architecture Group; (3) Diane M. Bryant, Executive Vice President; General Manager, Data Center Group; (4) Rob Crooke, Senior Vice President, Non-Volatile Memory Solutions Group; (5) Doug Davis, Senior Vice President, Internet of Things Group; and (6) Robert H. Swan, Executive Vice President, Chief Financial Officer, respectively.

During the course of the Investor Meeting, Intel’s executives discussed the company’s corporate strategy, advancing Moore’s Law, financial performance, and business updates. The presentations include forward-looking statements and accompanying Risk Factors. These presentations may be found at intc.com.

The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this Report:

Exhibit Number	Description

99.1	Investor Meeting Presentation by Brian Krzanich, dated February 9, 2017.

99.2	Investor Meeting Presentation by Dr. Venkata S.M. (“Murthy”) Renduchintala, dated February 9, 2017.

99.3	Investor Meeting Presentation by Diane M. Bryant, dated February 9, 2017.

99.4	Investor Meeting Presentation by Rob Crooke, dated February 9, 2017.

99.5	Investor Meeting Presentation by Doug Davis, dated February 9, 2017.

99.6	Investor Meeting Presentation by Robert H. Swan, dated February 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: February 9, 2017	/s/ Suzan A. Miller
Suzan A. Miller
Vice President, Deputy General Counsel and Corporate Secretary